Exhibit 23.3

                              CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 3 to Registration Statement on Form S-1, under the captions "Summary - Tax Status of Each Series," "Federal Income Tax Consequences," "Legal Matters" and "Experts."

/s/ Sidley Austin LLP

New York, New York
April 25, 2006